EXHIBIT 10.1

AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTES

This Amendment to Secured Convertible Promissory Notes (this “Amendment”) is entered into as of October 12, 2020 by and among ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership (“Iliad”), UAHC Ventures LLC, a Nevada limited liability company (“UAHC Ventures”, and together with Iliad, “Lender”), and SINGLEPOINT, INC., a Nevada corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Notes (as defined below).

A. Borrower issued to UAHC Ventures a Secured Convertible Promissory Note dated October 6, 2017 in the original principal amount of $670,000.00 (“Note 1”).

B. Borrower issued to Iliad a Secured Convertible Promissory Note dated November 5, 2018 in the original principal amount of $5,520,000.00 (“Note 2”, and together with Note 1, the “Notes”).

C. Borrower has requested that Lender extend the Maturity Dates of both Notes (the “Extension”) and refrain from making conversions under the Notes.

D. Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to grant the Extension and refrain from making conversions under the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Extension. The Maturity Date for each Note is hereby extended until December 31, 2022.

3. Conversion. Borrower agrees to deliver the number of Conversion Shares to Lender set forth in the attached Exhibit A and Exhibit B respectively, within three (3) Trading Days of the date hereof (the “Conversion Shares”). Lender agrees that during the period beginning on October 1, 2020 and ending on January 31, 2021 (the “Volume Limitation Period”), Borrower will limit its sales of Conversion Shares to $25,000.00 in net proceeds per month.

4. Standstill. Subject to the terms, conditions and understandings contained in this Amendment, following the timely delivery of the Conversion Shares, Lender agrees that during the Volume Limitation Period: (a) it will not seek to convert any portion of the Outstanding Balance of either of the Notes into Common Stock; and (b) it will not sell any Conversion Shares that were not sold during the Volume Limitation Period (the “Standstill”).

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5. Monthly Payments. During the Volume Limitation Period, on the first day of each month (or within three (3) Trading Days of execution of this Agreement for the October payment), Borrower will make monthly cash payments to Lender in the amount of $25,000.00. Lender acknowledges that it has received $5,000.00 toward the October payment. Beginning on February 1, 2021 and continuing thereafter until the Note is paid in full, Borrower will make monthly cash payments to Lender in the amount of $50,000.00. All payments made pursuant to this Amendment will be allocated between the Notes at Lender’s discretion.

6. Acceleration Payment.

(a) In the event the trailing 15-day average dollar trading volume of Borrower’s Common Stock as measured on any given Trading Day exceeds $25,946 by 100% on any given Trading Day, then a $50,000.00 acceleration payment will be due to Lender within ten (10) days of the occurrence of such event.

(b) In the event the trailing 15-day average dollar trading volume of Borrower’s Common Stock as measured on any given Trading Day exceeds $25,946 by 200% on any given Trading Day, then a $50,000.00 acceleration payment will be due to Lender within ten (10) days of the occurrence of such event.

(c) Notwithstanding the foregoing, in no event shall more than one of each of the above acceleration payments be applied in any given calendar month.

7. Failure to Make Payment. In the event Borrower fails to make any cash payment as and when required under the Note or this Amendment, including without limitation Sections 5 and 6 above, notwithstanding the Standstill, the Volume Limitation Period, or anything else to the contrary in this Amendment, Lender shall be permitted to sell Conversion Shares (in addition to any other Conversion Shares it may sell in accordance with the terms of this Amendment) until its net proceeds (meaning the gross sales proceeds less all transfer agent fees, attorneys fees, and other costs Lender incurs in selling the Conversion Shares) are equal to the amount Borrower failed to pay to Lender when due, plus all applicable late fees, default interest, and other amounts that may have accrued on such unpaid amount pursuant to the Notes and this Amendment.

8. Affirmation of Note Balances; Satisfaction of Notes. After giving effect to all Conversions for which Lender has received the applicable Conversion Shares as of the date hereof as well as all payments made by Borrower under the Notes as of the date hereof, Borrower and Lender agree that the Outstanding Balance of Note 1 is deemed and affirmed to be equal to $668,662.29 as of the date of this Amendment and that the Outstanding Balance of Note 2 is deemed and affirmed to be equal to $2,416,980.24 as of the date of this Amendment. Additionally, provided Borrower complies with all of its obligations set forth in this Amendment, including without limitation its obligations set forth in Section 5 above to make payments until the Notes have been paid in full, the Notes will be deemed to be satisfied and paid in full at such time that the Notes have been paid in full.

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9. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

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10. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Extension or any other amendment to the Notes granted herein.

11. Other Terms Unchanged. The Notes, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Notes after the date of this Amendment is deemed to be a reference to the Notes as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Notes, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Notes, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Notes.

12. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

14. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

SINGLEPOINT, INC.

By:
Name:	Greg Lambrecht
Title:	CEO

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife,
President

[Signature Page to Amendment to Secured Convertible Promissory Notes]

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